SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2006

Monster Worldwide, Inc.

(Exact name of issuer as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-21571	13-3906555
(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue

New York, NY 10017

(Address of Principal Executive Offices)

                                Registrant’s telephone number, including area code (212) 351-7000

None.

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications  pursuant to Rule 425 under the Securities Act

☐            Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement  communications  pursuant  to Rule  14d-2(b)  under the Exchange Act

☐            Pre-commencement  communications  pursuant  to Rule  13e-4(c)  under the Exchange Act

ITEM 1.01.             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

                Monster Worldwide, Inc. (the “Company”) entered into Amendment No. 1 (the “Amendment”), dated January 31, 2006, to the Amended and Restated Secured Revolving Credit Agreement, dated January 14, 2005, by and among the Company, TMP Worldwide Limited and Bartlett Scott Edgar Limited, as Borrowers, the several Lenders from time to time parties thereto, Banc of America Securities, LLC, as sole lead arranger and book manager, Bank of America, N.A., as administrative agent, the Royal Bank of Scotland plc, as syndication agent, and LaSalle Bank National Association, as documentation agent (the “Agreement”).  The Amendment amends certain sections of the Agreement, among other things, to increase the amount of cash that the Company is permitted to spend to repurchase shares of its common stock from time to time.  A copy of the Amendment is attached hereto as Exhibit 10.1.

ITEM 9.01.             FINANCIAL STATEMENTS AND EXHIBITS.

(d)   10.1                           Amendment No. 1, dated January 31, 2006, to the Amended and Restated Secured Revolving Credit Agreement, dated January 14, 2005, by and among the Company, TMP Worldwide Limited and Bartlett Scott Edgar Limited, as Borrowers, the several Lenders from time to time parties thereto, Banc of America Securities, LLC, as sole lead arranger and book manager, Bank of America, N.A., as administrative agent, the Royal Bank of Scotland plc, as syndication agent, and LaSalle Bank National Association, as documentation agent.

(All other items on this report are inapplicable.)

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC.
(Registrant)

By:	/s/ Myron Olesnyckyj
Myron Olesnyckyj
Senior Vice President and General Counsel

Dated: February 6, 2006